Exhibit 99.1

JERRICK EXPRESSES INTEREST IN POTENTIAL ACQUISITION OF WIZARD WORLD, INC.

Company sees many potential synergies in a possible business combination or merger

New York, NY – December 1, 2016 – Jerrick Media Holdings, Inc., (OTCQB: JMDA) (the "Company" or "Jerrick"), a digital media and technology company, announced today that the Company is interested in pursuing a potential acquisition of Wizard World, Inc. (OTCQB:WIZD).

Jerrick has recently launched six digital media verticals on its new Vocal content distribution platform including Geeks, which dives into the storied worlds of comic cons, video games, movies, comic books and TV. The Company believes there are many synergies between its new Vocal platform and Wizard World's Comic Con convention business that can leverage the value of both companies. As part of its expression of interest management is seeking to begin formal discussions with Wizard World on a potential business combination.

“After conducting a careful review of Wizard World and after having had extensive internal discussions with our management team and Board of Directors, we are excited to attempt to open substantive dialogue with Wizard World,” said Jerrick Founder Jeremy Frommer. “We believe this could be a potential win-win scenario for both companies and we look forward to discussing our vision with Wizard World's management team in the near future.”

About Vocal

Vocal is a digital media platform and publishing hub engineered for creation and discovery. Proprietary to Jerrick, Vocal aims to connect thoughtful and original article content with effective monetization. Vocal was born out of a desire to bring rich quality content of the past into a contemporary digital forum that is widely accessible. Vocal’s growing digital ecosystem launches with 6 verticals, including sexuality, science, the workplace, pop culture, health/wellness, and cannabis.

About Jerrick

Jerrick is a digital media and technology company focused on the development and marketing of branded digital content and e-commerce properties, producing and distributing premium digital media across multiple platforms for targeted demographics. The portfolio of brands is delivered through Vocal, its proprietary technology and content distribution platform. All verticals are overseen by a dedicated team and ideology, focusing primarily on revenue conversion as the premise behind all published material. Vintage publications are contemporized for a new audience. All content is meant to challenge, inspire, and enlighten.

For press inquiries contact jerrick@astrskpr.com

Forward-Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to an indication of interest that Jerrick has made for a business combination transaction with Wizard World. No tender offer for the shares of Wizard World has commenced at this time. In furtherance of this proposal and subject to future developments, Jerrick (and, if a negotiated transaction is agreed, Wizard World) may file one or more proxy statements, tender offer documents or other documents with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, tender offer document or other document Jerrick and/or Wizard World may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF WIZARD WORLD ARE URGED TO READ THE PROXY STATEMENTS, TENDER OFFER DOCUMENTS OR OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Wizard World. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

This communication does not constitute a solicitation of a proxy from any stockholder. However, Jerrick and/or Wizard World and their respective directors, executive officers and other employees may be deemed to be participants in any solicitation of proxies in respect of the proposed transaction. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

Investor Contact:

Vivian Cervantes, Managing Director

PCG Advisory Group

D: 212.554.5482

vivian@pcgadvisory.com